                                                                     EXHIBIT 8.1

                   [CROWE & DUNLEVY LETTERHEAD APPEARS HERE]


                                 July 25, 2000

Canaan Energy Corporation
119 North Robinson, Suite 600
Oklahoma City, Oklahoma 73102

Gentlemen:

          We have acted as counsel to Canaan Energy Corporation, an Oklahoma corporation ("Canaan"), in connection with that certain Registration Statement, File No. 333-30322, as amended with respect to 3,830,000 shares of common stock of Canaan, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about February 14, 2000, including Amendment No. 2 to such registration statement being filed on or about July 25, 2000 (the "Registration Statement"). Except as otherwise indicated, all terms used herein shall have the respective meanings assigned to them in the Registration Statement. Canaan filed the Registration Statement in connection with the proposed Plan of Combination.

          You have requested our opinion regarding the material Federal income tax consequences of certain aspects of the proposed Plan of Combination. Our opinion assumes the accuracy and completeness of the facts set forth in the Registration Statement and certain additional facts and assumptions set forth in the certificates, attached hereto collectively as Exhibit A (the "Certificate").

          Based upon the foregoing, in reliance thereon and subject thereto, and subject to the other limitations set forth below, the statements made in the prospectus being filed with the Registration Statement under the captions "Summary-Summary of Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" with respect to our tax opinions constitute our opinions of the tax consequences described therein.

          (A) No opinion is expressed as to any matter not specifically addressed above, including the reasonableness of the above-referenced assumptions relied upon by us in rendering the opinion set forth above.

          (B) Our opinions are based upon the Internal Revenue Code of 1986, as amended ("Code"), the Treasury Regulations promulgated thereunder, judicial decisions, published

Canaan Energy Corporation
July 25, 2000
Page 2

     rulings of the Internal Revenue Service ("IRS"), and other administrative pronouncements, all as in effect on the date hereof.

          (C) The statutory, judicial, regulatory and administrative authorities relied upon by us in rendering the above-referenced opinions may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter this opinion. There can be no assurance that legislative, judicial or administrative changes affecting the tax consequences described in the Registration Statement will not occur in the future. We assume no obligation to update or modify this opinion to reflect any developments that occur after the date hereof.

          (D) We hereby consent to the disclosure of our opinion in the prospectus included in the Registration Statement, to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and prospectus under the heading "Legal Matters".

          (E) This opinion is not binding on the IRS or the courts and is dependant upon the accuracy and completeness of the facts set forth in the Registration Statement and the facts and assumptions set forth in the Certificates. We have relied upon these facts and assumptions, and any inaccuracy or incompleteness in our understanding of those facts or assumptions could adversely affect the Federal income tax consequences of the Plan of Combination transactions and, accordingly, could alter our opinion.

                              Respectfully submitted,

                              CROWE & DUNLEVY
                              A Professional Corporation


                              By:
                                  ----------------------------------------------
                                  Reeder E. Ratliff

RER:CLA:clm